Exhibit 99.1
CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Makes Initial Purchase of Cheniere Partners Class B Units, Authorizes LNTP to Bechtel and Repays Term Loans

▪	Cheniere Energy purchases $167 million of Cheniere Partners Class B Units

▪	Cheniere Partners uses a portion of the proceeds from the sale of Class B Units to issue a Limited Notice to Proceed (“LNTP”) under its EPC contract with Bechtel

▪	Cheniere Energy repays in full the outstanding balance on its 2008 Term Loans

Houston, Texas - June 12, 2012 - Cheniere Energy, Inc. (“CEI”) (NYSE Amex: LNG) announced today that it has purchased $167 million Class B units (“Class B Units”) from Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE Amex: CQP). A portion of the proceeds from the sale were used by Sabine Pass Liquefaction, LLC, a wholly owned subsidiary of Cheniere Partners, to issue a Limited Notice to Proceed to Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) under the engineering, procurement and construction contract (“EPC Contract”) relating to its construction of the Sabine Pass LNG liquefaction project in Cameron Parish, Louisiana (the “Liquefaction Project”).

CEI has made an initial purchase of 11.1 million of the approximately 33.3 million Class B Units that it has agreed to purchase for an aggregate $500 million under a unit purchase agreement with Cheniere Partners. These units are being purchased in connection with the funding of the first two liquefaction trains of the Liquefaction Project. As previously announced, Cheniere Partners expects to fund $2 billion of the estimated project costs for the first two liquefaction trains with newly issued Class B Units.

The issuance of the Limited Notice to Proceed under the EPC Contract will allow Bechtel to proceed with the site preparation that was permitted in May 2012 by the Federal Energy Regulatory Commission, as well as to continue with detailed engineering and limited procurement activities currently underway. Cheniere Partners expects to issue the full Notice to Proceed to Bechtel upon, among other things, the closing and funding of the debt financings, which were launched over the last two weeks, and the concurrent closing of the equity transactions.

In addition, CEI has repaid all $284.5 million of the outstanding principal and accrued interest to June 11, 2012 under the 2008 Term Loans due August 31, 2018 (“2008 Loans”). The Credit Agreement and related agreements have been terminated accordingly and the assets held as collateral under such agreements will be released. Collateral includes, among other things, the equity and assets of Cheniere's pipeline entities, including the Creole Trail Pipeline, approximately 12 million common units of Cheniere Partners and the rights and fees payable under management services agreements with Cheniere Partners and Sabine Pass LNG, L.P., a wholly owned subsidiary of Cheniere Partners. This debt repayment reduces future interest obligations of CEI by approximately $33 million per year, which would have otherwise been payable through the 2008 Loans' maturity in 2018, and reduces debt maturities at CEI to $204.5 million.

Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG related businesses, and owns and operates the Sabine Pass LNG terminal and Creole Trail pipeline in Louisiana.  Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG terminal.  Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

Cheniere Partners owns 100 percent of the Sabine Pass LNG receiving terminal located on the Sabine Pass Channel in western Cameron Parish, Louisiana.  The Sabine Pass terminal has regasification and send-out capacity of 4.0 billion cubic feet per day (Bcf/d) and storage capacity of 16.9 billion cubic feet equivalent (Bcfe).  Cheniere Partners is developing a project to add liquefaction and export capabilities to the existing infrastructure at the Sabine Pass LNG terminal. As currently contemplated, the Liquefaction Project is being designed and permitted for up to four modular LNG trains, each with a nominal capacity of approximately 4.5 mtpa.  The Liquefaction Project is expected to be constructed with each LNG train commencing operations approximately six to nine months after the previous train.  In November 2011, Sabine Liquefaction entered into a lump sum turnkey contract for the engineering, procurement and construction of the first two trains of the project with Bechtel Oil, Gas and Chemicals, Inc.  Sabine Liquefaction has also entered into four long-term customer sale and purchase agreements (“SPAs”) for a total of 16.0 mtpa of LNG volumes, which represents approximately 89 percent of the nominal LNG volumes.  The customers include BG Gulf Coast LNG, LLC (“BG”) for 5.5 mtpa, Gas Natural Fenosa for 3.5 mtpa, KOGAS for 3.5 mtpa and GAIL (India) Ltd. for 3.5 mtpa. In addition, Sabine Liquefaction has entered into a SPA with Cheniere Marketing, LLC for up to approximately 2.0 mtpa of LNG that is produced but not already committed to third parties.  The BG and Cheniere Marketing SPAs commence with the start of train one operations and the Gas Natural Fenosa SPA commences with the start of train two operations.  Commencement of construction for the first two trains is subject, but not limited to obtaining remaining debt financing and Cheniere Partners making a final investment decision.  The KOGAS SPA commences with the start of train three operations and the GAIL (India) Ltd. SPA commences with the start of train four operations.  Commencement of construction for the third and fourth trains is subject, but not limited to, entering into an EPC contract, obtaining financing and Cheniere Partners making a final investment decision.  Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com.

Target Date
Milestone		Trains 1 & 2	Trains 3 & 4
•	DOE export authorization	Received	Received
•	Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa
	- BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
	- Gas Natural Fenosa	3.5 mtpa
	- KOGAS		3.5 mtpa
	- GAIL (India) Ltd.		3.5 mtpa
•	EPC Contract	Complete	4Q12
•	Financing commitments		1Q13
	- Equity	Complete
	- Debt	1H12
•	FERC authorization	Received	Received
	- Certificate to commence construction	Received	2013
•	Commence construction	1H12	2013
•	Commence operations	2015/2016	2017/2018

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280
Media: Diane Haggard: 713-375-5259